Exhibit 10.26

DEVELOPMENT AGREEMENT

BETWEEN

FRIENDLY’S RESTAURANTS FRANCHISE, INC.

1855 BOSTON ROAD

WILBRAHAM, MA  01095

AND

DATED

                     , 2007

© 2007, Friendly’s Restaurants Franchise, Inc.

Friendly’s 2006 Development Agreement

EXHIBITS:

EXHIBIT A:	TERRITORY AND TIME SCHEDULE

EXHIBIT B:	REQUIREMENTS AND PROCEDURES FOR
DEVELOPMENT OF A FRIENDLY’S RESTAURANT

STATE RIDER	(IF APPLICABLE — ILLINOIS, MARYLAND,
NEW YORK & RHODE ISLAND)

DEVELOPMENT AGREEMENT

THIS AGREEMENT dated                    , 2007, is by and between FRIENDLY’S RESTAURANTS FRANCHISE, INC., a Delaware corporation with principal offices at 1855 Boston Road, Wilbraham, MA 01095 (hereinafter “we”, “us” or “Friendly’s”), and a sole proprietor/corporation/general partnership/limited liability company with principal offices at:
(hereinafter “you” or “Developer”).

WHEREAS, we own, operate and license others to operate restaurants (“Friendly’s Restaurants”) that serve the public under the name Friendly’s®, selling our unique, proprietary products and menu offerings utilizing standardized, distinctive trade dress and procedures (collectively the “System”); and

WHEREAS, we desire to achieve market penetration in selected regions and markets in the United States, in order to more effectively expand, advertise and market the System; and

WHEREAS, we have concluded that to further our goals, we will from time to time grant to experienced and financially qualified persons or organizations the opportunity for exclusive development of Friendly’s Restaurants using the System within limited territories for specified periods of time; and

WHEREAS, you desire to develop Friendly’s Restaurants in accordance with all of the standards and requirements of the System; and

WHEREAS, you have represented to us that you have the organizational, operational and financial strength, experience and resources necessary to carry out the development of one or more Friendly’s Restaurants within the Territory, as defined below, in the specified time set forth below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and pursuant to the terms and conditions of this Agreement, the parties hereby agree as follows:

1.                                       SCHEDULE AND LIMITED EXCLUSIVITY.

A.            You agree to construct, equip, open and maintain in continuous operation                 (     ) Friendly’s Restaurants in accordance with the terms of this Agreement, and within the time schedule and geographical area set forth on Exhibit A attached hereto and made a part hereof (the “Territory”).  Time is of the essence of this Agreement, and you agree to strictly comply with each and every element of the schedule set forth on Exhibit A (your “Development Schedule”).

B.            For so long as you are in compliance with your Development Schedule, and provided further that you are not in default of this Agreement or any Franchise Agreement for a Friendly’s Restaurant, we will not, during the term of this Agreement, operate or license any other party to operate any new Friendly’s Restaurants within the Territory, except as set forth in Paragraph 1.C. below (hereinafter described as your “Exclusivity”).  Your Exclusivity does not apply to the sale of our branded products in grocery stores, convenience stores and other non-restaurant retail outlets.

C.            From time to time during the term hereof, we may become aware of development opportunities within the Territory that are not otherwise available to you.  Examples of such opportunities include, without limitation, hotels, hospitals, mass transportation centers, limited access highway rest areas, office or plant cafeterias, department stores, chain conversions, stadiums, military, government,

Friendly’s 2006 Development Agreement

school and college cafeterias, amusement parks and other distribution opportunities that are not generally available to you.  We will have the right to pursue such opportunities for licensing to you or to others, in accordance with this paragraph.  Where such opportunity is available for us to license to you and provided that you then meet the conditions set forth in Section 1.B. above, we will, to the extent practicable without diminishing the value of the opportunity, first offer you a right of first refusal to develop the opportunity.  We will deliver to you a written offer setting forth the material terms and conditions of the opportunity.  If you fail to deliver to us a signed acceptance of our offer within thirty (30) days, after your receipt thereof, your right of first refusal will expire and we may then pursue the opportunity for ourselves or for licensing to others.  The term “chain conversion” means brand conversion of more than ten percent (10%) of the restaurants in a chain having ten (10) or more units operating under the same trade-name.

D.            For so long as your Exclusivity remains in full force and effect, if we should develop an opportunity as described in paragraph 1.C. above within the Territory, the following provisions shall apply.  If we, in our sole and absolute discretion, determine that the potential development of Friendly’s Restaurants in the Territory is likely thereby to be diminished, we will offer you one or more alternatives, which may include (i) extending the term of the Development Schedule, (ii) changing the number of required Restaurants to be developed, (iii) expanding or contracting the size of the Territory, or (iv) such other alternative as we may determine, in our sole and absolute discretion, to be appropriate under the circumstances.  We will be under no obligation to offer you any such alternatives if you have failed to comply with the Development Schedule, or if you are not in compliance with this Agreement or any Franchise Agreement for a Friendly’s Restaurant.

E.             This Agreement does not grant you any right to use the System at any location, nor does it grant you any rights with respect to the System or to use any of our trademarks or trade secrets, such rights being exclusively governed by a franchise agreement (a “Franchise Agreement”) for each Friendly’s Restaurant opened hereunder.  As you open each Friendly’s Restaurant pursuant to this Agreement, your relationship with Friendly’s with respect to such Restaurant will be governed by the terms of an individual Franchise Agreement on the form of such agreement in use by us at the time such agreement is executed and delivered and which will be granted to Developer by Friendly’s in the good faith exercise of its sole discretion.

F.             If you fail for any reason to open any Friendly’s Restaurant by the date required in your Development Schedule, we may, in addition to and without prejudice to all other rights and remedies under the law or this Agreement, terminate your Exclusivity, without terminating this Agreement or in any way modifying your other obligations hereunder.  In such event, we may at any time thereafter, in our sole discretion, operate or license others to operate new Friendly’s Restaurants in the Territory.  Your failure to timely open any Friendly’s Restaurant in accordance with the Development Schedule will also be a default under this Agreement and Friendly’s may, in its sole discretion, elect to terminate the Agreement after giving you timely written notice in accordance with paragraph 7.C. below.  All Friendly’s Restaurants developed under this Agreement must be open and operating at all times (excepting casualty or condemnation) on and after their scheduled opening dates and in the event any such restaurant is not at all times open and operating, it will constitute a default hereunder.

G.            Upon expiration or termination of this Agreement for any reason, your Exclusivity and rights to construct, equip, open and operate Friendly’s Restaurants shall automatically terminate and expire and your rights to use the System shall be limited to those Friendly’s Restaurants operating pursuant to effective Franchise Agreements entered into prior to the expiration or termination of this Agreement.

2.                                       TERM.

This Agreement shall commence upon the date first written above and shall automatically expire and terminate on                  ,            (the “Expiration Date”), unless terminated earlier as provided for herein.  Provided you are not in default of this Agreement or any Franchise Agreement on the Expiration Date, you will have the option, for a period of thirty (30) days thereafter, to notify us of your desire to renew this Agreement for an additional period to develop a certain number of additional restaurants within the Territory pursuant to a development schedule to be determined by us in our sole discretion.  Upon receipt of such notice, Friendly’s shall evaluate your qualification for renewal under our then-current organizational, operational and financial standards and requirements for multiple-restaurant franchisees, and the development opportunities within the Territory.   We will notify you of our decision within sixty (60) days of our receipt of your notice described above.  If we elect to renew this Agreement, we will provide you a new development agreement on our then-current form, with then-current fees and a schedule containing the number of Friendly’s Restaurants to be developed within a specified deadline.  You will have thirty (30) days from delivery thereof to accept, sign and return such development agreement and schedule.  If the renewal development agreement is not signed and returned to us within thirty (30) days of receipt, then your renewal option will lapse.

3.                                       FEES.

In consideration of the rights granted you hereunder, you agree to pay us the sum of                                       and           /100 Dollars ($                  ) (the “Development Fee”) all or part of which has either heretofore been paid or is tendered herewith.  The Development Fee is non-refundable and we are not obligated in any event, including the termination or expiration of this Agreement, to return all or any part thereof to you, except as provided in Paragraph 7.G. of this Agreement

A.            Developer has no rights in the Development Fee except as are specifically set out in this Agreement.

B.            At such time as Developer and Friendly’s execute a Franchise Agreement for any of the Friendly’s Restaurants to be constructed, equipped and opened hereunder, Friendly’s will apply a credit toward the Initial Franchise Fee due for such Restaurant in an amount equal to the remaining balance of the Development Fee, if any, after credits, if any, taken for previous Restaurants developed under this Agreement.  You will pay us any balances due for Initial Franchise Fees after the credits for the Development Fee have been exhausted, upon your signing the Franchise Agreement.

4.                                       DEVELOPMENT PROCEDURES.

A.            During the term of this Agreement, you must at all times qualify under our then-current organizational, operational and financial standards and requirements for multiple-restaurant franchisees.  Your failure to do so will be sufficient grounds for us to disapprove your proposed development of an additional Friendly’s Restaurant.  You will be solely responsible for locating appropriate sites for your development of Friendly’s Restaurants as contemplated hereunder and for taking all other actions necessary to acquire, finance, build and construct such restaurants.  Any and all real estate, financing and other commitments you make pursuant to this Agreement must be made subject to the conditions that you obtain (i) Friendly’s written consent for you to develop a Friendly’s Restaurant on the premises and (ii) all necessary permits, licenses and local governmental approvals needed for you to develop and operate a

Friendly’s Restaurant on the premises. You should also include such other contingencies as your attorney may recommend.

B.            In the financial statements you submitted to us with your applications, you represented a certain Net Worth (defined as the excess of your assets, excluding homes, furnishings and automobiles and any intangibles such as goodwill, over your liabilities).  During the term of this Agreement, you must maintain and preserve your Net Worth at or above such level.

C.            You must submit each and every site you select for development of a Friendly’s Restaurant to us for our prior written consent, in our sole discretion.  To obtain such consent, you must comply with all of our requirements and procedures for consent set forth in Exhibit B attached hereto and made a part of this Agreement.  You acknowledge that a preliminary favorable opinion and/or recommendation for consent of your proposed site by any of our employees is not conclusive or binding upon us, since we may reject their recommendation.

D.            Upon your receipt of written notice of our consent for your proposed site by our Real Estate Committee and your giving us written confirmation of your decision to proceed with development of a Friendly’s Restaurant at said location (the “Consented Site”), you must promptly submit to us your application for a franchise agreement for the Consented Site and you must then comply with all of our requirements and procedures for such development, as set forth in Exhibit B and as we may from time to time communicate to you.

E.             You acknowledge and agree that:

(1)           We will only grant you a franchise agreement for a Consented Site after you have submitted to us and we have approved your franchise application on our then-current form, containing all information requested thereon, and you have paid us all required fees;

(2)           You must comply in all respects with our franchise application policies and procedures in force at the time you apply for a franchise agreement;

(3)           We have sole discretion, to be exercised in good faith, to decide whether or not to grant you a franchise agreement; and

(4)           If granted, your franchise agreement will be on the forms of such agreements then in use by us at the time such agreement is executed and delivered to us; provided, however, the initial franchise fee and royalty fee will be the same amount that we charge franchisees at the time this Agreement is executed and delivered to you.

5.                                       ASSIGNMENT.

A.            We may assign all or any part of our rights or obligations hereunder to any person or entity, provided, however, that such person or entity has the right and authority, at the time of such assignment, to license others to operate Friendly’s Restaurants within the Territory.

B.            You shall not assign any of your rights and/or obligations hereunder without our prior written consent, which we may withhold in our sole discretion.  For the purposes of this clause, if Developer is an entity, “assignment” includes any assignment, sale or other transfer, directly or indirectly, of any interest in Developer.  Any purported assignment, sale or other transfer of any interest in this Agreement or Developer during the term of this Agreement without our prior written consent shall be a default hereunder.

6.                                       CONFIDENTIALITY.

A.            Developer acknowledges and agrees that Friendly’s has invested a substantial amount of time and money in developing the System and certain trade secrets and other confidential information associated therewith (the “Confidential Information”) and so that Friendly’s may protect the System, Confidential Information and trade secrets against unauthorized use or disclosure, Developer agrees to treat the Confidential Information as set forth herein:  We will disclose certain Confidential Information to you, and you may also learn additional Confidential Information and trade secrets by virtue of this Agreement.  You will not acquire any interest in such Confidential Information or trade secrets other than the right to utilize the same in the development of Friendly’s Restaurants.  You agree not to use any of our Confidential Information or trade secrets in any other business and not to disclose any of the same to any other person or entity and that you will divulge the same only to such of your employees as must have access to it in order to perform your duties under this Agreement.  Your breach of these restrictions shall constitute a default under this Agreement and any Franchise Agreements and an unfair and deceptive business practice.

B.            We acknowledge that the foregoing restrictions on your disclosure and use of Confidential Information do not apply to the following:  (i) information, processes or techniques which are generally known in the restaurant industry, other than through disclosure (whether deliberate or inadvertent) by you; and (ii) disclosure of Confidential Information in judicial or administrative proceedings to the extent that you are legally compelled to disclose such information, provided that you have used your best efforts, and have afforded us the opportunity, to obtain an appropriate protective order or other assurance satisfactory to us of confidential treatment for the information required to be so disclosed.

7.                                       DEFAULT AND TERMINATION.

A.            This Agreement shall terminate without notice at the time and date set forth in Paragraph 2 hereof, unless earlier terminated as set forth below.

B.            This Agreement shall automatically terminate without notice in the event you become insolvent or are unable to pay your debts as they may mature, or if you make an assignment for the benefit of creditors or an admission of inability to pay obligations as they become due, or if you file a voluntary petition in bankruptcy or any pleading seeking any reorganization, liquidation, dissolution or composition or other settlement with creditors under any law, or admits or if you fail to contest the material allegations of any such pleading filed against Developer, or if you are adjudicated bankrupt or insolvent, or if a receiver or other custodian is appointed for a substantial part of your assets or the assets of any Friendly’s Restaurant owned by you, or if a final judgment remains unsatisfied or of record for ninety (90) days or longer (unless a supersedeas bond is filed), or if execution is levied against any substantial part of your assets or a tax levy is made, or if suit to foreclose any lien or mortgage against you or any Friendly’s Restaurant owned by you is instituted and is not dismissed within ninety (90) days, or if a substantial part of your real or personal property is sold after levy of judgment thereupon by any sheriff, marshal or constable, or the claims of your creditors are abated or subject to a moratorium under any law.

C.            In the event you fail to comply with any of the terms and conditions of this Agreement (excepting only by reason of force majeure, such as, but not limited to:  civil strife or commotion, labor strike, lockout or Acts of God) or the terms and conditions of any Franchise Agreement or other agreement between you and Friendly’s or any of its affiliates, such failure shall constitute a default of this

Agreement, and if you fail to cure such default(s) within thirty (30) days of our giving you written notice of said default(s) (or within the lesser applicable cure period provided in such other agreement), we may, in our sole and absolute discretion and in addition to any other rights and remedies we may have at law or in equity, terminate this Agreement without further notice to you.

D.            Upon expiration or termination of this Agreement for any reason, your Exclusivity and right to construct, equip, open and operate additional Friendly’s Restaurants shall automatically terminate and expire and your rights to use the System shall be limited solely to then-existing Friendly’s Restaurants pursuant to effective Franchise Agreements.  In the event of termination of this Agreement, we will retain all of the Development Fee, except as provided for in subparagraph G below.

E.             A default under this Agreement shall not constitute a default under any Franchise Agreement between Friendly’s and Developer, except for failure to pay liquidated damages stated below.

F.             If you default by failing to open any Restaurant on or before the date required for such opening in the Development Schedule (subject to force majeure stated in paragraph 7.C. above), you may elect, upon receipt of our notice to cure, as a remedy in lieu of termination of this Agreement, to pay us liquidated damages in the amount of Fifty Dollars ($50.00) per day for each and every day you fail to open the Restaurant commencing the first day after your 30-day cure period has expired (the “Deadline”).  To elect this remedy, you must respond in writing to our notice-to-cure within the 30-day cure period.  Once elected, liquidated damages will accrue and be due and payable daily until the Restaurant opens, even if it never opens.  The period during which liquidated damages accrue shall not exceed ninety (90) days in total for any Restaurant.  If the Restaurant is not open 90 days after the Deadline, this Agreement will thereupon automatically terminate without further notice or opportunity to cure.  Liquidated damages are due and payable ten (10) days after written demand.

G.            In the event we fail to comply with the terms and conditions of this Agreement (except by reason of force majeure described in subparagraph C above) such failure shall constitute a default hereunder.  If we fail to cure such default(s) within sixty (60) days of our receipt of written notice thereof, this Agreement shall terminate and any portion of the Development Fee not applied pursuant to Paragraph 4.B. hereunder shall be refunded to you; and such refund shall constitute your sole and exclusive compensation and remedy for such default and termination.

8.                                       AGENCY AND INDEMNITY.

A.            This Agreement does not create any fiduciary relationship between Friendly’s and Developer.  Nothing in this Agreement is intended to make either party an agent, legal representative, joint venturer, partner, employee or servant of the other for any purpose whatsoever.  Each party to this Agreement is an independent contractor and shall hold itself out to the public as an independent contractor.

B.            You will not enter into any contract or agreement, or make any warranty or representation on our behalf or in our name.  We assume no liability for, nor shall we be deemed liable for any claim arising from or by reason of, any action or omission of Developer and its conduct of business pursuant to this Agreement.

C.            Developer shall indemnify and hold Friendly’s harmless from and promptly reimburse it for any and all claims, demands, taxes or penalties, actions and payment of money (including, but not limited to, fines, damages, legal fees and expenses) by reason of any or all claims, demands, taxes or penalties arising directly or indirectly from, as a result of, or in connection with Developer’s actions or omissions hereunder or those of its agents or employees, including those of its contractors and subcontractors.  At our election, you will also defend us against the same, at your expense.  In any event, and regardless of your payment of legal fees, we will have the right, through counsel of our choice, to control any claim, demand, action or matter to the extent it could directly or indirectly affect us, and all such expenses shall be subject to your indemnity hereunder.  Your obligations under this paragraph shall survive the termination or expiration of this Agreement.

9.                                       NOTICES.

All notices required under this Agreement shall be in writing and shall be personally delivered, sent by facsimile or overnight courier or mailed by United States Mail, Return Receipt Requested, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

Friendly’s:	FRIENDLY’S RESTAURANTS FRANCHISE, INC. 1855 Boston Road Wilbraham, Massachusetts 01095 Attn: General Counsel

Developer:

Notices sent (i) by personal delivery or facsimile shall be effective when received; (ii) by mail on the third business day after mailing; and (iii) by overnight courier on the second business day after delivery to the courier.

10.                                 ARBITRATION.

As used in this Section 10, the term “Dispute” means and encompasses all types of disagreements, controversies or causes of action, whether arising under common law or any state or federal statute and whether a claim, counterclaim or cross-claim.  As used in this Section 10, the terms “Friendly’s” “we” and “us” and “Developer” and “you” include, without limitation, the past and present employees, agents, representatives, officers, directors, shareholders, members, guarantors, sureties, parent corporations, subsidiary corporations, controlled affiliated entities, predecessors, successors and/or assigns of each party hereto.  The parties intend for these definitions to be given the broadest possible interpretation by a court of law.  Except as otherwise specified in this Section 10, all Disputes between Friendly’s and Developer, of whatever kind or nature, whether arising out of or relating to the negotiation, performance or breach of this or any other agreement or otherwise, must be settled by arbitration administered by a recognized independent alternative dispute resolution service to be selected by Friendly’s, such as, without limitation, the American Arbitration Association, CPR Institute for Dispute Resolution or JAMS/Endispute ( the “Arbitration Service”) under the then-current rules for commercial arbitration of the Arbitration Service (collectively the “Rules”), except as herein expressly modified.

A.            Eligibility and Procedures.  Either party (as “Claimant”) may initiate arbitration by delivering a notice of arbitration to the other party (“Respondent”) in accordance with Section 9 above.  The Claimant must initiate arbitration within two (2) years after the discovery of the facts giving rise to the claim or action, or within the time set forth in the statute of limitations applicable to the cause of action asserted, if less.  Any cause of action that is not initiated within the lesser period stated above will not be eligible for arbitration.  The arbitration will be deemed to have commenced on the date the Respondent receives the notice of arbitration from the Claimant.  The Claimant’s notice of arbitration must contain a general statement of the nature of the claim and the relief sought.  We will establish the identity of the selected Arbitration Service by written notice to you no later than fifteen (15) days after the Respondent receives the notice of arbitration.  Arbitration shall be by a single arbitrator, provided however, that either party may elect, within thirty (30) days after the Respondent receives the notice of arbitration, to require a panel of three (3) arbitrators.  Selection of the arbitrator(s) will be in accordance with the Rules of the Arbitration Service.  In addition to the qualifications set forth in the Rules, the arbitrator(s) must have prior experience in franchise arbitration.  All arbitration proceedings, including without limitation all conferences, preliminary and dispositive hearings will be conducted in the city closest to our principal place of business (currently Springfield, Massachusetts), unless otherwise required by law or if all parties agree to another venue.  The arbitrator(s) may issue such orders for interim relief as may be deemed necessary to safeguard the rights of the parties during the arbitration proceedings, but without prejudice to the ultimate rights of the parties, the final determination of the Dispute or the parties’ rights to seek equitable relief from a court of competent jurisdiction at any time during the term of the arbitration proceedings.

B.            Enforcement and Effect.  The decision of the arbitrator(s) will be final and binding on the parties hereto.  Judgment on the award, including, without limitation, any interim award for interim relief, rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.  The binding or preclusive effect of any award will be limited to the actual dispute or claim arbitrated, and to the parties, and will have no collateral effect on any other dispute or claim of any kind whatsoever.

C.            Governing Law.  The Federal Arbitration Act, 9 U.S.C. §§ 1-16, and related federal judicial procedure will govern this contract to the fullest extent possible, superceding all state arbitration law, irrespective of the location of the arbitration proceedings, the nature of the Dispute between the parties or the nature of the court in which any related judicial proceedings may be brought.  Except as provided in the preceding sentence respecting arbitration law, the resolution of all Disputes between the parties bound hereunder, whether in tort and regardless of the place of injury or the place of the alleged wrongdoing or whether arising out of or relating to the parties’ contractual relationship, will be governed by the laws of the Commonwealth of Massachusetts without regard to conflict of law principles.

D.            Exceptions to Arbitration.

(1)           Friendly’s will have the right to litigate any one or more of the following causes of action, by filing a complaint in any court of competent jurisdiction: (a) the enforcement of an obligation to pay money to Friendly’s under an express term of any agreement, (b) any action for declaratory or equitable relief, including, without limitation, seeking of preliminary and/or permanent injunctive relief, specific performance, other relief in the nature of equity or any action in equity to enjoin any harm or threat of harm to Friendly’s goodwill, trademarks or its tangible or intangible property, brought at any time, including, without limitation, prior to or during the pendency of any arbitration proceedings initiated hereunder; or (c) any action in ejectment or for possession of any interest in real or personal property.

(2)           Developer will have the right to litigate any action for declaratory or equitable relief, including, without limitation, seeking of preliminary and/or permanent injunctive relief, specific performance, other relief in the nature of equity or any action in equity to enjoin any harm or threat of harm to Developer’s interests, brought at any time, including, without limitation, prior to or during the pendency of any arbitration proceedings initiated hereunder.

(3)           If Friendly’s litigates any cause of action pursuant to subparagraph 10.D.(1) above, and if Developer files any counterclaim, cross-claim, offset claim or the like against Friendly’s in the litigation, Developer must waive the right to a trial by jury and the rights to any and all claim(s) for punitive, multiple and/or exemplary damages.  Otherwise, Developer must submit each such counterclaim, cross-claim, offset claim or the like to arbitration, if then available pursuant to this Section 10.

(4)           Disputes concerning the validity or scope of this Section 10 (Arbitration) are within the authority of the arbitrator(s), including, without limitation, whether a dispute is subject to arbitration hereunder.

E.             Waivers and Other Agreements.  Each of the parties hereto knowingly, voluntarily and intentionally agree as follows:

(1)           Each party expressly waives any and all rights to a trial by jury; and

(2)           Each party expressly waives any and all claims for punitive, multiple and/or exemplary damages, except that Friendly’s may at any time bring an action for willful trademark infringement and, if successful, receive an award of multiple damages as provided by law; and

(3)           Each party expressly agrees that no party may recover damages for economic loss attributable to negligent acts or omissions, except for conduct which is determined to constitute gross negligence or an intentional wrong; and

(4)           Each party expressly agrees that in the event of any final adjudication or applicable enactment of law that punitive, multiple and/or exemplary damages may not be waived by the parties, no recovery by any party in any forum will ever exceed two (2) times actual damages, except for an award of multiple damages to Friendly’s for willful trademark infringement, as provided by law; and

(5)           Each party expressly agrees that any and all claims and actions arising out of or relating to this Agreement or the relationship of Friendly’s and Developer brought in any forum by any party hereto against another, must be commenced within two (2) years after the discovery of the facts giving rise to such claim or action, or such claim or action will be barred; and

(6)           Each party expressly agrees that it will not initiate or participate in any class action litigation claim against any other party hereto; and

(7)           The foregoing provisions shall govern all Disputes, whether settled by arbitration or brought in any other forum.

F.             Venue and Jurisdiction.  Except as provided above, you agree that (i) we may institute any action against you to enforce the provisions of this Agreement in any state or federal court of competent jurisdiction in the state and county in which our principal place of business is then located and you irrevocably submit to the jurisdiction and venue of such courts and waive any objection you may have to either the jurisdiction or venue of such courts and (ii) any action brought by you to enforce any provision of this Agreement will be brought and maintained only in a state or federal court of competent jurisdiction in such county and state.

G.            Post-Term Applicability.  The provisions of this Section 10 will continue in full force and effect subsequent to and notwithstanding expiration or termination of this Agreement, however effected.

11.                                 MISCELLANEOUS.

A.            No failure or delay of either party to exercise any rights reserved to it in this Agreement or to insist upon compliance by either party of any obligation or condition in this Agreement, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of either party’s right to demand strict compliance with the terms of this Agreement.  Waiver by either party of any particular default will not affect or impair the rights of either party with respect to any subsequent default of the same or a different nature.

B.            This Agreement is solely for the benefit of the parties hereto and their permitted assignees and is not intended to and shall not be construed to benefit any other person, firm or entity.

C.            The title headings of the respective paragraphs of this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement in any way.

D.            This is the entire agreement between the parties concerning the development of Friendly’s Restaurants within the Territory and any modifications must be in writing and signed by both parties, or said modifications will be void and of no force and effect.

E.             If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons whose circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

12.                                 ACKNOWLEDGMENT OF RISK.

A.            You represent that you have independently investigated our business and you are not relying upon any representation by us regarding the sales or profits that you, in particular, might expect to realize.  You acknowledge that the business venture contemplated by this Agreement involves substantial business risks and that your prospects for success will be, in large part, dependent upon your capability as an independent businessperson or organization.  You further represent that none of our directors, officers, employees or agents made any representations to induce you to enter into this Agreement, other than the contents of our Uniform Franchise Offering Circular provided to you prior to entering into this Agreement.

B.            Our consent regarding a location is not a representation or a warranty that a restaurant at that location will be profitable or that you will achieve any particular level of sales at that location.  It merely means that the site has met certain minimum criteria we have established for identifying suitable sites for proposed Friendly’s Restaurants in the region in which the site is located.  Because restaurant development is not a precise science, you agree that our decision to give, or not give, consent regarding a site does not impose any liability or obligation upon us.  The final decision to develop a Friendly’s Restaurant on any particular site is yours, alone, after our review and consent.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date and year first above written.

WITNESS:	FRIENDLY’S RESTAURANTS FRANCHISE, INC.

By:
Print Name:
Its:

WITNESS:	DEVELOPER:

By:
Print Name:
Its:

Print Name:
individually

Print Name:
individually

Print Name:
individually

EXHIBIT A

to

DEVELOPMENT AGREEMENT

Dated                        , 2007

between

FRIENDLY’S RESTAURANTS FRANCHISE, INC.

and

TERRITORY:

The boundaries of the Territory defined above shall, throughout the term of this Development Agreement, be those boundaries as they exist as of the date hereof.

DEVELOPMENT SCHEDULE:

No later than (Date)	Number of Friendly’s Restaurants to be constructed, equipped, opened and in continuous operation

A-1

EXHIBIT B

REQUIREMENTS AND PROCEDURES

FOR DEVELOPMENT OF A FRIENDLY’S RESTAURANT

Site Location and Acquisition

1.             It is your sole responsibility to retain an attorney and other appropriate, independent advisors in connection with negotiating your acquisition of the right to develop and operate a Restaurant on each proposed site.  We will not act as your agent, employee or fiduciary for the purpose of assisting you with negotiations.  We assume no liability or obligation, to you or any third party, for any assistance in negotiation we may elect to provide you.  Although we may comment on your negotiations with third parties, any assistance we provide you is no substitute for the advice of independent counsel.  You agree you will defend and indemnify us against and hold us harmless from any damage, liability or costs resulting from any claim by any third party regarding your efforts to acquire any lease, contract of sale or other control document or financing document for any site, pursuant to this Agreement.

(a)           Any real estate commitments you may make pursuant to this Agreement must be subject to the condition that you must obtain (a) Friendly’s consent for your developing a Friendly’s Restaurant on the site and (b) all necessary permits, licenses and local governmental approvals needed to develop and operate a Friendly’s Restaurant on the site.  You should also include such other contingencies as your attorney recommends.

(b)           You must submit to us, on our then-current form, a written summary of all of your proposed lease and/or purchase terms.  We will have the right to disapprove such terms and conditions of your lease or financing that do not conform to our minimum standards or requirements.   We may contact your lender, lessor or seller for the purpose of obtaining or verifying information relating to the proposed site and you hereby authorize each of them to disclose any and all such information to us.

(c)           You must furnish us a copy of your fully-executed lease for the site within ten (10) days after its execution and receipt by you.

(d)           You must promptly hire a licensed architect (your “Architect”), whose responsibility will be to adapt our generic, plans and specifications to the specific requirements of the proposed site, its geographical region, and all pertinent codes, laws and ordinances.  The Architect will also oversee your contractors’ completion of construction of the Restaurant.  You or your Architect must promptly order such topographical and boundary surveys, soil borings and structural engineering tests for the proposed site as you, your Architect and/or we may require.

Consent For Your Proposed Site

2.             For each site upon which you propose to develop a Friendly’s Restaurant, you must submit to us a written report on our then-current form, containing a summary of lease or purchase terms and such engineering, demographic, commercial, financial and other information and photographs as we may reasonably request (your “Site Report”).  You acknowledge and agree that it is in your best interest that our review be based upon reliable data and information, and represent and warrant that you will, to the best of your ability, submit Site Reports that are complete and accurate in all material respects.  You agree to promptly supplement your Site Review with additional information, if we so request.  Subject to delays beyond our control, we will use our diligent efforts to notify you of our decision to consent or not consent to your proposed site by our Real Estate Committee within thirty (30) days after the date we receive your complete (and supplemented, if requested) Site Report.

Conditions Precedent to Commencing Construction

3.             Before you commence construction of the Restaurant on the Consented Site, you are solely responsible for completing the following tasks and/or duties:

(a)           We will furnish you a set of our prototypical plans and specifications (the “Friendly’s Plans”).  The Friendly’s Plans are and at all times shall remain our exclusive property.  NEITHER YOU NOR YOUR ARCHITECT SHALL OBTAIN ANY RIGHTS OF OWNERSHIP, USE OR REUSE IN OUR PROTOTYPICAL PLANS AND SPECIFICATIONS OR IN ANY AND ALL OF YOUR ARCHITECT’S ADAPTATIONS THEREOF, EXCEPT AS IS NECESSARY TO CONSTRUCT THE RESTAURANT.  Your Architect must adapt the Friendly’s Plans as stated in subparagraph 1.(d) above and you must submit your proposed plans and specifications for the Restaurant (your “Proposed Plans”) to us for our review.  If we require any changes to your Proposed Plans, you must revise and resubmit your Proposed Plans to us.  You may not commence construction until you have obtained our written approval of your Proposed Plans (the “Approved Plans”).  Once approved, no change can be made to the Approved Plans during construction or installation, except as we may reasonably require or approve in writing.

(b)           You are solely responsible for (i) evaluating the soil and subsoil on the Consented Site for hazardous substances or unstable conditions, (ii) inspecting any structure on the Consented Site for asbestos or other toxic or hazardous materials, and (iii) ensuring that the Restaurant will comply with the Americans With Disabilities Act (“ADA”) and all other applicable governmental regulations.  We assume no responsibility to obtain or provide you any assurance that the Consented Site and all structures thereon are free from environmental contamination and in compliance with ADA requirements.

(c)           You must obtain all necessary licenses and permits from all applicable governmental agencies that are needed for completing construction of the Restaurant, including, without limitation, those required by applicable zoning, access, utility, sign, building, health, safety, environmental and other laws, ordinances, rules, regulations, and requirements.

(d)           You must provide us satisfactory evidence that cash and/or financing is in place sufficient to fund the completion of construction and purchase of necessary equipment and signs.  We assume no duty or obligation to provide or guarantee funding or financing of your construction and/or equipping of the Restaurant.  We will not guarantee your mortgage, lease or other real estate related obligations.  If, in our sole discretion, we agree to provide or guaranty any financing of your purchase or leasing of equipment and/or signs, the owner of the Consented Site real estate must agree that the equipment and signs are not a part of the realty and must waive any and all interest in the equipment and/or signs, in order to permit us to provide you financing of the equipment and/or signs.   In this connection, the owner of the Consented Site real estate must sign such reasonable documents as we may require.

(e)           You must execute a franchise agreement for the Consented Site and such other documents and agreements as are customarily required by us in similar circumstances, including, if appropriate, but not limited to, a standard form of rider to your lease that ensures us the continued availability of the Consented Site as a franchised restaurant in the event of your default under your lease, mortgage or franchise agreement for the Consented Site.  If you will own the Consented Site’s real estate, you must grant us the right to lease the Consented Site on negotiated terms comparable to those under which we lease comparable property elsewhere, in a contingent lease or other document acceptable to us, signed in conjunction with this site, before construction commences on the Consented Site.

(f)            You must furnish to us the names of your Architect and all engineers, general contractor and major subcontractors that you will use in connection with your construction of the Restaurant.

(g)           You must commence construction within twelve (12) months after the date of your franchise agreement for the Consented Site.  If you fail to do so, we may, in our sole discretion, terminate the franchise agreement by written notice to you.  Commencement of construction means excavation for footings (in the case of new construction) or demolition (in the case of remodeling).  The foregoing limitation does not modify your obligation to strictly comply with the Development Schedule.

Restaurant Construction

4.             You will bear the entire cost to construct (including remodeling) and equip the Restaurant, including the cost of professional fees, licenses and permits, equipment, signage, fixtures, furniture, equipment, furnishings, decor, supplies and other items required by the approved plans and specifications.  You agree to furnish us, within ninety (90) days after the opening of the Restaurant, a report in a form prescribed by us, certifying all such costs.  You must complete construction and equipping and open the Restaurant to serve the general public within fifteen (15) months after the date of your franchise agreement for the Consented Site.  If you fail to do so, we will have the right, in our sole discretion, to increase your initial franchise fee or terminate your franchise agreement by written notice to you.  In the event we cause any delay, or if you have been unavoidably delayed by acts of God, government restrictions, labor difficulties, inability to obtain building materials or similar contingencies not within your control, we will extend the 15 month deadline for a period of time equal to the cumulative periods of such delay(s).  The foregoing limitation does not modify your obligation to strictly comply with the Development Schedule.

5.             You will permit us access to the Consented Site at all times, to inspect construction in progress, to ensure that all of our standards and requirements are met.  We and our employees will not act as your agent or in place of your Architect during construction.  The duties of our construction representative are limited solely to ensuring that our standards and requirements are met with respect to the Restaurant on the Location and we assume no liability or responsibility for architectural, engineering or other professional judgments outside the scope of such duties.  You acknowledge and agree that you will not rely upon any opinions expressed by any of our employees or agents, regarding structural integrity, safety, construction procedures, building codes and ordinances, or other matters properly within the responsibility of your Architect.

6.             Before the Restaurant opens to serve the general public, you must obtain our final written approval of the construction of the building, site improvements and landscaping, as appropriate, and the installation of all signs and equipment for the Restaurant.  Our approval of your construction is not a representation or a warranty that the Restaurant has been constructed in accordance with any architectural, engineering or legal standards for design or workmanship.  It merely means that we are satisfied that the standards and requirements that we have established for consistency of design and layout have been met or properly waived, as the case may be.  You agree that our approval of your construction of the Restaurant will not impose any liability or obligation on us.    If we request, your Architect must certify to us in writing that the Restaurant has been constructed or remodeled in strict compliance with the Approved Plans, as well as all applicable codes or other requirements of applicable law.

7.             As soon as we have approved that your construction and equipping of the Restaurant are substantially complete and that all conditions required for opening the Restaurant have been met, we will authorize you to open the Restaurant for business. You will thereupon promptly open the Restaurant to serve the general public.

STATE RIDER (IF APPLICABLE)

(ILLINOIS, MARYLAND, NEW YORK & RHODE ISLAND)

RIDER TO THE FRIENDLY’S RESTAURANTS FRANCHISE, INC.

DEVELOPMENT AGREEMENT

FOR USE IN ILLINOIS

This Rider is entered into this        day of                                 , 200     , by and between FRIENDLY’S RESTAURANTS FRANCHISE, INC., a Delaware corporation whose principal business address is 1855 Boston Road, Wilbraham, Massachusetts 01095 (referred to in this Rider as “we” or “us”), and                                                                , whose principal business address is                                                                              (referred to in this Rider as “you”).

In recognition of the requirements of the Illinois Franchise Disclosure Act, Ill. Comp. Stat. 705/1 et. seq., as amended, the parties to the attached Development Agreement of Friendly’s Restaurants agree as follows:

1.             Background.  The parties have entered into that certain Development Agreement dated                           ,                   (the “Development Agreement”) concurrently with this Rider.  This Rider is annexed to and forms part of the Development Agreement.  This Rider is being executed because (a) you are a resident of the State of Illinois, and/or (b) the offer or sale of the franchise contemplated by the Development Agreement was made in Illinois and the Restaurant that you will operate under the Development Agreement will be operated in the State of Illinois.

2.             Miscellaneous.  Section 10.D of the Development Agreement is hereby amended to add the following:

Nothing contained in this Section 10.D. shall be construed as a limitation of your rights under the Illinois Franchise Disclosure Act, as amended.

3.             Governing Law.  Section 10.C. of the Development Agreement is hereby deleted in its entirety and the following shall be substituted in its place:

C.            The Federal Arbitration Act, 9 U.S.C. §§ 1-16, and related federal judicial procedure will govern this contract to the fullest extent possible, excluding all state arbitration law, irrespective of the location of the arbitration proceedings, the nature of the dispute between the parties or the nature of the court in which any related judicial proceedings may be brought.  Except as provided in the preceding sentence respecting arbitration law, the resolution of all disputes between the parties bound hereunder, whether in tort and regardless of the place of injury or the place of the alleged wrongdoing or whether arising out of or relating to the parties’ contractual relationship, will be governed by the law of the Commonwealth of Massachusetts without regard to conflict of law principles.  However, Illinois law shall govern if the jurisdictional requirements of the Illinois Franchise Disclosure Act, as amended, are met.

4.             Nothing contained in the Development Agreement shall de deemed to waive your reliance on our most recent Uniform Franchise Offering Circular delivered to you before you enter into this Agreement.

5.             Each provision of this Rider shall be effective only to the extent, with respect to such provision, that the jurisdictional requirements of the Illinois Franchise Disclosure Act are met independently without reference to this Rider.

Except as set forth in this Rider, the provisions of the Development Agreement shall remain effective as provided therein.

WITNESS WHEREOF the parties hereto have executed and delivered this Rider as of the date listed above.

WITNESS:	FRIENDLY’S RESTAURANTS FRANCHISE, INC.

By:
Print Name:
Its:

WITNESS:	DEVELOPER:

By:
Print Name:
Its:

Print Name:
individually

Print Name:
individually

Print Name:
individually

RIDER TO THE FRIENDLY’S RESTAURANTS FRANCHISE, INC.

DEVELOPMENT AGREEMENT

FOR USE IN MARYLAND

In recognition of the requirements of the Maryland Franchise Registration and Disclosure Law, Md. Code Bus. Reg. Sections 1401 through 14-233, the parties to the attached Friendly’s Restaurants Development Agreement, agree as follows:

1.     Default and Termination.  The following language is hereby added to the end of Section 7.B. of the Development Agreement:

“, however such provision may not be enforceable under federal bankruptcy law (11 U.S.C. Section 101 et seq.);”

2.     Default and Termination.  The following language is hereby added at the end of Section 7.F. of the Development Agreement:

“provided, however, that pursuant to COMAR 02.02.08.16L, the general release shall not apply to liability under the Maryland Franchise Regulation and Disclosure Law.”

3.     Arbitration.  The following language is hereby added at the end of Section 10 of the Development Agreement:

“Your obligation to resolve disputes outside of Maryland is subject to state law and excludes claims arising under the Maryland Franchise Registration and Disclosure Law.  Any such claim may be brought in the State of Maryland, provided however, that it must be brought within three (3) years after the grant of the franchise.”

4.     Acknowledgement of Risk.  The following language is hereby added to the end of Section 12.A. of the Development Agreement:

“Such representations are not intended to nor shall they act as a release, estoppel or waiver of any liability incurred under the Maryland Franchise Registration and Disclosure Law.”

Each provision of this Rider shall be effective only to the extent, with respect to such provision, that the jurisdictional requirements of the Maryland Franchise Registration and Disclosure Law (Md. Code Bus. Reg. Sections 14-201 through 14-233) are met independently without reference to this Rider.

Except as set forth in this Rider, the provisions of the Development Agreement shall remain effective as provided therein.

WITNESS WHEREOF the parties hereto have executed and delivered this Rider on                 , 200       .

WITNESS:	FRIENDLY’S RESTAURANTS FRANCHISE, INC.

By:
Print Name:
Its:

WITNESS:	DEVELOPER:

By:
Print Name:
Its:

Print Name:
individually

Print Name:
individually

Print Name:
individually

RIDER TO THE FRIENDLY’S RESTAURANTS FRANCHISE, INC.

DEVELOPMENT AGREEMENT

FOR USE IN NEW YORK

1.     Miscellaneous.  The following language is added to the end of Section 10.C. of the Development Agreement:

; however, the governing choice of law shall not be considered a waiver of any right conferred upon you by the provisions of Article 33 of the General Business Law of the State of New York.

WITNESS WHEREOF the parties hereto have executed and delivered this Rider on                 , 200       .

WITNESS:	FRIENDLY’S RESTAURANTS FRANCHISE, INC.

By:
Print Name:
Its:

WITNESS:	DEVELOPER:

By:
Print Name:
Its:

Print Name:
individually

Print Name:
individually

Print Name:
individually

RIDER TO THE FRIENDLY’S RESTAURANTS FRANCHISE, INC.

DEVELOPMENT AGREEMENT

FOR USE IN RHODE ISLAND

1.     Miscellaneous.  Section 10.C. of the Development Agreement is hereby deleted in its entirety and the following shall be substituted in its place:

C.            This Agreement and any rights or liabilities arising from or in connection with this Agreement shall be governed by the laws of the Commonwealth of Massachusetts, excluding any claims arising under the Rhode Island Franchise Investment Law.  Any action brought to enforce any provision of this Agreement shall be brought and maintained only in a state or federal court of competent jurisdiction in Hampden County, Massachusetts, excluding any claims arising under the Rhode Island Franchise Investment Law.

WITNESS WHEREOF the parties hereto have executed and delivered this Rider on             , 200         .

WITNESS:	FRIENDLY’S RESTAURANTS FRANCHISE, INC.

By:
Print Name:
Its:

WITNESS:	DEVELOPER:

By:
Print Name:
Its:

Print Name:
individually

Print Name:
individually